                                                                EXHIBIT 23(e)



                                April 21, 1994


                              LETTER OF CONSENT



Board of Directors
Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Board of Directors
Liberty Bancshares, Inc.
914 East Wood Street
Paris, Tennessee 38242-1149

Gentlemen:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement which includes Union Planters Corporation's Prospectus and Liberty Bancshares, Inc.'s Proxy Statement and do further consent to the references therein to our fairness opinion being filed as an Exhibit to the Form S-4.

                                        Sincerely,



                                        /s/ John F. Schramm
                                        ---------------------
                                        John F. Schramm
                                        Senior Vice President

JFS/dmm
4-20